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                                                                      EXHIBIT 11

                            GATEWAY BANCSHARES, INC.
           CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and nine-month periods ended September 30, 2000 and 1999.



                                                                   Three Months Ended                    Nine Months Ended
                                                           --------------------------------      --------------------------------
                                                           September 30,      September 30,      September 30,      September 30,
                                                                2000               1999               2000              1999
                                                           -------------      -------------      -------------      -------------
Basic net income                                             $ 232,597          $ 187,875          $ 618,298          $295,313
                                                             =========          =========          =========          ========

Basic earnings on common shares                              $ 232,597          $ 187,875          $ 618,298          $295,313
                                                             =========          =========          =========          ========

Weighted average common shares outstanding, basic              679,048            679,048            679,048           679,048
                                                             =========          =========          =========          ========

Basic earnings per common share                              $    0.34          $    0.28          $    0.91          $   0.43
                                                             =========          =========          =========          ========

Basic net income per common share                            $    0.34          $    0.28          $    0.91          $   0.43
                                                             =========          =========          =========          ========

Diluted net income                                           $ 232,597          $ 187,875          $ 618,298          $295,313
                                                             =========          =========          =========          ========

Diluted earnings on common shares                            $ 232,597          $ 187,875          $ 618,298          $295,313
                                                             =========          =========          =========          ========

Weighted average common shares outstanding, diluted            680,054            679,377            680,054           679,377
                                                             =========          =========          =========          ========

Diluted earnings per common share                            $    0.34          $    0.28          $    0.91          $   0.43
                                                             =========          =========          =========          ========

Diluted net income per common share                          $    0.34          $    0.28          $    0.91          $   0.43
                                                             =========          =========          =========          ========


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